UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2015

RETAILMENOT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36005	26-0159761
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

301 Congress Avenue, Suite 700

Austin, Texas 78701

(Address of principal executive offices, including zip code)

(512) 777-2970

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Steven T. Pho has resigned from his position as Senior Vice President, Corporate Development of RetailMeNot, Inc. (“RetailMeNot”) effective June 1, 2015. Michael Magaro, RetailMeNot’s current Vice President, Investor Relations, has been appointed Senior Vice President, Corporate Development and Investor Relations also effective as of June 1, 2015. Mr. Magaro has served as RetailMeNot’s Vice President, Investor Relations since May 2013. He previously served as Vice President of Investor Relations, Strategic Operations and Corporate Development at ServiceSource from August 2012 to May 2013. Prior to that, he served as Vice President of Investor Relations at Taleo and FormFactor from July 2010 to June 2012 and January 2008 to September 2010, respectively. He also served as Vice President of Corporate Development and Investor Relations at TIBCO Software from September 2005 to January 2008 and as its Vice President of Investor Relations from December 2000 to September 2005. Mr. Magaro holds a B.S. in finance from San Diego State University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RETAILMENOT, INC.

Date: May 21, 2015	/s/ Louis J. Agnese, III
Louis J. Agnese, III
Interim Chief Financial Officer and Secretary